UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2008

WIFIMED HOLDINGS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49707	58-2412118

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 River Edge Parkway, Suite GL 100A Atlanta, GA	30328

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 770-919-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Financing

On May 13, 2008 (the "Closing Date"), WiFiMed Holdings Company, Inc., a Nevada corporation, (the "Company"), entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") the form of which is filed herewith as Exhibit 10.1, with six (6) investors, which include three institutional investors (the "Institutional Holders", collectively with the remaining three accredited investors, the "Purchasers") upon which date the transactions contemplated thereunder were consummated (the "Financing").  The transactions and securities issued in connection with the Financing are further described below.

10% Senior Convertible Debentures

The Company issued 10% Senior Convertible Debentures (the "Debentures") in the aggregate principal amount of $901,250, of which $601,250 in principal amount of Debentures were issued to the Institutional Holders and $300,000 in principal amount of Debentures were issued to three other accredited investors which Debentures, together with accrued but unpaid interest and any other amounts due thereon, are due and payable on November 13, 2008 (the "Maturity Date").   The Company received subscriptions in the gross amount of $500,000 from the Institutional Holders, however their Debentures included an additional 5% of accrued but unpaid liquidated damages due under the Existing Debentures (as defined below), which amount was added to the subscription amount on a dollar for dollar basis to arrive at the principal amount of such Debentures.

The Debentures bear interest at the rate of 10% per annum, payable quarterly, in cash.  All overdue accrued and unpaid interest shall entail a late fee equal to the lesser of 18% per annum or the maximum rate permitted by law.  If the Company fails to pay all outstanding principal and interest on the Debentures by the Maturity Date, the Purchasers shall have the right to convert any outstanding principal or interest in whole or in part, into shares of the Company's common stock at the lesser of (i) $.20 per share or (ii) 85% of the average volume weighted average price for the five trading days immediately prior to conversion, subject to adjustment for certain issuances, stock dividends, stock splits, fundamental transactions or other similar dilutive events.

The Company shall be required to redeem all of the then outstanding principal amount of these Debentures in the event of a subsequent financing with proceeds of at least $3,000,000 (defined as an Automatic Redemption in the Debenture).  It should be noted that with respect to non-Institutional Holders, they entered into the Subordination Agreement, filed herewith as Exhibit 10.7, subordinating their right to receive principal and interest upon the Maturity Date to that of the Institutional Holders; provided however, that such non-Institutional Holders can (i) convert their Debentures to common stock; and (ii) be repaid in cash pursuant to an Automatic Redemption.  These Debentures are senior to all current and future indebtedness of the Company during the term of the Debentures with the exception of the $250,000 Note to the Bank of North Georgia and an aggregate of $2,250,000 in principal amount of Original Issue Discount, 5% Senior Convertible Debentures, due May 30, 2010 (the "Existing Debentures"), issued to the Institutional Holders on November 30, 2007.

Common Stock Purchase Warrants

In addition to the Debentures, the Company issued warrants (the "Warrants") to purchase five (5) shares of the Company's common stock for each $1.00 invested, or an aggregate of 4,000,000 shares, at an exercise price of $.50 per share, subject to adjustment, including full-ratchet anti-dilution protection, and are exercisable for a period of five years from the date of the Authorized Share Approval (as defined below).  The Warrants may also be exercised on a "cashless" basis if at any time after the earlier of (i) the one year anniversary of the date of the Purchase Agreement and (ii) the completion of the then-applicable holding period required by Rule 144, or any successor provision then in effect, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares underlying the Warrants (the "Warrant Shares).

The option of each Purchaser to convert the Debentures, or exercise the Warrants, is subject to the restriction that such conversion or exercise, does not result in the Purchaser beneficially owning at any one time more that 4.99% of our outstanding shares of common stock.

Subordination Agreement

Pursuant to the Securities Purchase Agreement, the Company agreed to use its best efforts to enter into Subordination Agreements, in the form filed herewith as Exhibit 10.2, with its existing creditors and confirmed the mailing of letters notifying such existing creditors along with Subordination Agreements on May 13, 2008.

Subsidiary Guarantee

Payment of the Debentures is guaranteed by each of our wholly-owned subsidiaries, EncounterPRO Healthcare Resources, Inc., WiFiMed, Inc., CyberMedx Medical Systems, Inc., and MS4AP, Inc., pursuant to the terms of a Subsidiary Guarantee dated as of May 13, 2008 and filed herewith as Exhibit 10.3, in favor of the Purchasers.

Authorized Share Approval

The parties to the Securities Purchase Agreement agreed to a reserve for their partial issuance of only 8,005,435 shares until the Authorized Share Approval becomes effective.  The Authorized Share Approval refers to the vote by the stockholders of the Company at the its annual meeting of stockholders to approve an amendment to the Company's articles of incorporation increasing the number of authorized shares of common stock from 75,000,000 to at least 500,000,000 (the "Amendment").  In connection with the Authorized Share Approval, certain security holders of the Company, including officers, directors, and 10% or greater stockholders that beneficially own 8,005,435 shares of the Company's common stock or common stock equivalents executed Voting Agreements, a form of which is filed herewith as Exhibit 10.4, which provided for the agreement to vote their shares in favor of such Amendment, and Authorized Share Waivers, a form of which is filed herewith as Exhibit 10.5, whereby they waived their right to have the Company maintain a reserve with respect to their securities and agreed not to exercise any derivative securities they own.

Consent, Waiver and Amendment

In connection with the waiver of certain terms under the Securities Purchase Agreement, dated November 30, 2007 (the Existing Purchase Agreement"), the Registration Rights Agreement, of even date therewith (the "Registration Rights Agreement"), and other related transaction documents (the "Transaction Documents"), the Institutional Holders, which also are the holders of the Existing Debentures and Warrants issued under the Transaction Documents, and the Company entered into a Consent, Waiver and Amendment Agreement (the "Consent, Waiver and Amendment"), filed herewith as Exhibit 10.6.  Specifically, the Consent, Waiver and Amendment provided for the Institutional Holders' waiver of restrictions regarding the Financing and the failure of the Company to make an interest payment on April 1, 2008, as well as provided for the withdrawal of the registration statement the Company filed on January 14, 2008 to register the shares of common stock underlying the Existing Debentures and Warrants on the condition that Rule 144 will be available for unrestricted re-sales of those securities following the six month holding period.  In the event the Company fails to satisfy its current public information requirements under Rule 144, such date referred to as a "Public Information Failure Date", the Company will be subject to liquidated damages of 2% of the aggregate purchase price paid for the Existing Debentures on such Public Information Failure Date and each thirty (30) days thereafter until cured or no longer applicable under Rule 144.  In consideration for entering into the Consent, Waiver and Amendment, the Company issued additional Existing Debentures having an aggregate principal amount equal to 20% of the Existing Debentures (the "Waiver Debentures"), a form of such Waiver Debenture is filed herewith as Exhibit 4.3.  In addition, the non-Institutional Holders were required to execute a Subordination Agreement, filed herewith as Exhibit 10.7, providing for their subordination to the Existing Debentures.  The Consent, Waiver and Amendment also amended certain provisions of the Existing Purchase Agreement to increase the length of time that the Institutional Holders' have a participation right with respect to a subsequent financing undertaken by the Company, among other things.

Placement Agent

The Placement Agent (as defined in the Securities Purchase Agreement) for the Financing is a FINRA registered broker-dealer and received fees equal to ten percent (10%) of the Principal Amount of Debentures sold and placement agent warrants to purchase fifteen percent (15%) of the shares of Common Stock issuable upon conversion of the Debentures sold and Warrants issued to the Purchasers of Debentures introduced by the Placement Agent in the Offering, which shares shall not be reserved by the Company from its duly authorized capital stock until the Authorized Share Approval is accomplished.  The Placement Agent shall also be paid a warrant solicitation fee equal to 5% of the exercise price of the Warrants, which shall be paid only upon the cash exercise of Warrants from Purchasers introduced or solicited by the Placement Agent.

Other than the relationship of the Institutional Holders with the Company in connection with the Existing Debentures issued in November 2007, and other than the relationship as a result of the Securities Purchase Agreement executed by the Purchasers for their investment referred to hereinabove, there is no material relationship between the Company and any of the Purchasers.

The foregoing description of the financing documents do not purport to be complete and is qualified in its entirety by reference to such corresponding documents filed herewith as exhibits, respectively, which exhibits are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant

The disclosures made in Item 1.01 of this Current Report are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosures made in Item 1.01 of this Current Report are incorporated herein by reference.

Upon closing of the above-referenced transactions, we believe that the offer and sale of these securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Sections 4(2) and 4(6), and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions.  In connection with the sale of these securities, the Company relied on each of the Purchasers' written representations that it was either an "accredited investor" as defined in Rule 501(a) of the Securities and Exchange Commission or a "qualified institutional buyer" as defined in Rule 144A(a).   Neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.  The Financing involved the Placement Agent, which received fees as further described in the section titled "Placement Agent", above.

The securities sold in the Offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This Current Report is not being used for the purpose of conditioning the market in the United States for any of the securities offered or sold.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.

                None; not applicable.

(b) Pro Forma Financial Information.

                None; not applicable.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of 10% Senior Convertible Debenture
4.2	Form of Common Stock Purchase Warrant
4.3	Form of Waiver Debenture
10.1	Securities Purchase Agreement, dated May 13, 2008, between the Company and the Purchasers.
10.2	Form of Subordination Agreement (Existing Creditors)
10.3	Form of Subsidiary Guarantee
10.4	Form of Voting Agreement
10.5	Form of Authorized Share Waiver
10.6	Consent, Waiver and Amendment Agreement, dated May 13, 2008, between the Company and the Institutional Holders.
10.7	Form of Subordination Agreement (Purchasers other than Institutional Holders)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WiFiMed Holdings Company, Inc.

By: /s/ Kathleen St. John
Kathleen St. John

Its: Secretary

Dated: May 15, 2008